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                                                                      Exhibit 24

                                POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS:

The undersigned hereby constitute and appoint Richard A. Navarre or Jeffery L. Klinger, or either of them, as true and lawful attorneys and agents with full power of substitution and resubstitution to sign in my name, place and stead, in any and all capacities, the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and documents and exhibits in connection therewith, and to file the same with the Securities and Exchange Commission, with said attorneys to have full power and authority to do and perform, in my name and on my behalf and on the name and behalf of the Company every act whatsoever which said attorneys may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as I might or could do in person or the Company might do by properly authorized agents.

Witness my hand this 22nd day of June, 2001.

Signature                                                Title


     /s/ Irl F. Engelhardt                  Chairman, Chief Executive Officer
-------------------------------------       and Director
Irl F. Engelhardt


     /s/ Richard M. Whiting                 President, Chief Operating Officer
-------------------------------------       and Director
Richard M. Whiting


     /s/ Henry E. Lentz                     Vice President, Assistant Secretary
-------------------------------------       and Director
Henry E. Lentz


     /s/ Roger H. Goodspeed                 Director
-------------------------------------
Roger H. Goodspeed


     /s/ Alan H. Washkowitz                 Director
-------------------------------------
Alan H. Washkowitz



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